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                                                                   EXHIBIT 10(t)

                             Second Amendment To The

                        FleetBoston Financial Corporation

               Directors Deferred Compensation and Stock Unit Plan
                          (Effective December 17, 1997)

         The Directors Deferred Compensation and Stock Unit Plan (Effective December 17, 1997) is hereby amended as follows, effective January 1, 2003:

    1)   The following new sentence is hereby added to the end of Section 6:

                  Subject to adjustment in accordance with the provisions of
                  Section 16(a), the total number of Shares of Common Stock that may be issued under the Plan shall not exceed 2,000,000 Shares.

    2)   The following new sentence is hereby added to the end of Section 12(a):

                  Notwithstanding the above, Meeting Fees deferred as Deferred Stock Units will initially be deferred into the Fixed Rate Account on the date such Fees are earned, and then credited, together with earnings thereon at the Fixed Rate, to the Stock Unit Account on the first day of each calendar quarter.

                                    Adopted by the Human Resources
                                    Committee of the Board of
                                    Directors at their meeting held
                                    on December 17, 2002.

                                               /s/ GARY A. SPIESS
                                               -------------------------
                                           By: Gary A. Spiess
                                               Executive Vice President,
                                               General Counsel and Secretary